Exhibit 5.1

November 3, 2022

ChromaDex Corporation

10900 Wilshire Blvd., Suite 600

Los Angeles, CA 90024

Ladies and Gentlemen:

We are acting as counsel to ChromaDex Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act 2,480,000 shares of the Company’s common stock, $0.001 par value per share (the “Shares”) that have been issued to the selling stockholders identified in the Registration Statement (the “Selling Stockholders”). The Shares were issued by the Company pursuant to that certain Securities Purchase agreement, dated as of September 30, 2022, by and among the Company and the Selling Stockholders. The Shares are to be offered and sold by the Selling Stockholders.

As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the certificate of incorporation of the Company in the form incorporated by reference as an exhibit to the Registration Statement; (ii) the bylaws of the Company in the form incorporated by reference as an exhibit to the Registration Statement; (iii) the resolutions of the Board of Directors of the Company; and (iv) the Registration Statement, together with the exhibits filed as a part thereof and including any documents incorporated by reference.

We have made such examination of law as we have deemed necessary to express the opinion contained herein.  As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company.  We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion that the Shares have been duly authorized by the Company and are legally issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction. The reference and limitation to the “General Corporation Law of the State of Delaware” includes all applicable Delaware reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement.  In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP